UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 3, 2010

BUCKEYE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

State of Delaware	33-60032	62-1518973
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Tillman Street Memphis, Tennessee	38112
(Address of principal executive offices)	(Zip Code)

(901) 320-8100
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 2, 2010, Buckeye Technologies Inc. (the “Company”) awarded bonuses to Executive Officers for the fiscal year ended June 30, 2010, based on Compensation Committee approval.  The named Executive Officers will receive the following bonuses:

John B. Crowe, Chairman and Chief Executive Officer, will receive $840,983 based on the Company’s At-Risk Compensation bonus (“ARC”) program and $58,455 from the All Employee bonus plan.

Steven G. Dean, Senior Vice President and Chief Financial Officer will receive $219,645 based on the Company’s ARC program and $26,197 from the All Employee bonus plan.

Kristopher J. Matula, President and Chief Operating Officer, will receive $453,544 based on the Company’s ARC program and $39,403 from the All Employee bonus plan.

Paul N. Horne, Senior Vice President, Product and Market Development, will receive $217,735 based on the Company’s ARC program and $30,310 from the All Employee bonus plan.

Charles S. Aiken, Senior Vice President, Energy and Sustainability, will receive $230,035 based on the Company’s ARC program and $28,145 from the All Employee bonus plan.

On August 2, 2010, Buckeye Technologies Inc.’s Compensation Committee approved a salary increase of $50,000 for Mr. John B. Crowe, Chairman and Chief Executive Officer effective September 1, 2010.  Prior to this increase, Mr. Crowe’s base salary was $675,000.

SECTION 7.  REGULATION FD.

Item 7.01.  Regulation FD Disclosure.

The information presented herein under Item 7.01 shall not be deemed "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized,

BUCKEYE TECHNOLOGIES INC.

/s/ Steven G. Dean
Steven G. Dean
Sr. Vice President and Chief Financial Officer
August 4, 2010